UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2017
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CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Cedar Springs Road, Suite 900
Dallas, TX 75201
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 28, 2017, CyrusOne Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 87,847,109 shares of common stock were entitled to vote as of the record date for the Annual Meeting, and there were 82,454,808 shares present in person or by proxy at the Annual Meeting. The final voting results are set forth below.

Proposal 1: The stockholders elected each of the eight director nominees to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Stockholders, as follows:

		Votes	Broker
	Votes For	Withheld	Non-Votes
David H. Ferdman	76,519,636	575,534	5,359,638
John W. Gamble, Jr.	76,515,666	579,504	5,359,638
Michael A. Klayko	73,738,130	3,357,040	5,359,638
T. Tod Nielsen	74,078,700	3,016,470	5,359,638
Alex Shumate	74,474,777	2,620,393	5,359,638
William E. Sullivan	70,712,130	6,383,040	5,359,638
Lynn A. Wentworth	73,802,646	3,292,524	5,359,638
Gary J. Wojtaszek	76,518,452	576,718	5,359,638

Proposal 2: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,330,685	36,619,459	145,026	5,359,638

Proposal 3: The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
82,345,985	86,209	22,614	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 4, 2017	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

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